Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated February 27, 1997 with respect to the financial statements of RETEC/TETRA L.C. as of December 31, 1996 and 1995 and for the years then ended included in this Annual Report (Form 10-K) of Thermo Remediation Inc. for the year ended March 29, 1997.

        We also consent to the incorporation by reference in the following Registration Statements of Thermo Remediation Inc. and each related Prospectus of our report dated February 27, 1997 with respect to the financial statements of RETEC/TETRA L.C. as of December 31, 1996 and 1995 and for the years then ended included in this Annual Report (Form 10-K) for the year ended March 29, 1997.

               Registration Statement No. 33-92058 on Form S-8 Registration Statement No. 33-85368 on Form S-8 Registration Statement No. 33-85370 on Form S-8 Registration Statement No. 33-85374 on Form S-8 Registration Statement No. 33-85372 on Form S-8 Registration Statement No. 33-80747 on Form S-8 Registration Statement No. 33-80515 on Form S-8 Registration Statement No. 33-92030 on Form S-3 Registration Statement No. 33-77818 on Form S-3 Registration Statement No. 33-80458 on Form S-3 Registration Statement No. 33-81226 on Form S-3 Registration Statement No. 333-00062 on Form S-3



                                                     Ernst & Young LLP



    Houston, Texas
    June 4, 1997